State of Delaware                        PAGE 1

                        Office of the Secretary of State

                     -------------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FAR-B ACQUISITION CORP.", CHANGING ITS NAME FROM "FAR-B ACQUISITION CORP." TO "FARBERWARE INC.", FILED ON THIS OFFICE ON THE TWELFTH DAY OF APRIL, A.D. 1996 AT 9:01 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                [STATE INSIGNIA]



[SEAL OF THE SECRETARY'S                    /s/ Edward J. Freel
OFFICE OF DELAWARE]                         ------------------------------------
2588121 8100                                Edward J. Freel, Secretary of State
960105906
                                            AUTHENTICATION: 7905052

                                                      DATE: 04-12-96

2588121 8100

960105906

      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
  FILED 09:01 AM 04/12/1996
     960105906 - 2588121

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                             FAR-B ACQUISITION CORP.

                 -----------------------------------------------

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                 -----------------------------------------------

            Far-B Acquisition Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, by E. Merle Randolph its Vice President, Treasurer and Chief Financial Officer, does hereby certify as follows:

            FIRST: Article 1 of the Corporation's Certificate of Incorporation is hereby amended by deleting in its entirety the present Article I and substituting in lieu thereof the following new Article I:

                  1. Name. The name of the corporation is FARBERWARE INC. (the "Corporation").

            SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, this Certificate of Amendment has been signed as of the 10th day of April, 1996.


                                        /s/ E. Merle Randolph
                                        ------------------------------------
                                        Name: E. Merle Randolph
                                        Title: Vice President, Treasurer and
                                                 Chief Financial Officer